SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported)  April 14, 1999
                                                         ----------------
                                                           (April 8, 1999)
                                                         ----------------

                      PUBLIC SERVICE COMPANY OF NEW MEXICO
             (Exact Name of Registrant as Specified in its Charter)


                                       Commission
          New Mexico               File Number 1-6986        85-0019030
   ------------------------                    ------        ----------
 (State or Other Jurisdiction                              (I.R.S. Employer
        of Incorporation)                              Identification Number)



  Alvarado Square, Albuquerque, New Mexico                    87158
  ----------------------------------------                  ---------
  Address of Principal Executive Offices)                   (Zip Code)


                                 (505) 241-2700
                                -----------------
              (Registrant's Telephone Number, Including Area Code)


          (Former Name or Former Address if Changed, Since Last Report)

Item 5. Other Events

Electric Utility Industry Restructuring Act of 1999

As previously reported, Senate Bill 428, Electric Utility Industry Restructuring Act of 1999, was passed in the 1999 New Mexico Legislature and was awaiting approval by the Governor. (See PART II, ITEM 7. - "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - OTHER ISSUES FACING THE COMPANY - ELECTRIC INDUSTRY RESTRUCTURING ACT OF 1999" in the Company's 1998 Annual Report on Form 10-K and Item 5, "Other Events" in the Company's Current Report on Form 8-K dated March 30, 1999.)

On April 8, 1999, the Governor signed the bill into law, opening the state's electric power market to customer choice beginning in 2001. The law gives schools, residential and small business customers the opportunity to choose among competing power suppliers beginning in January 2001. Competition will be expanded to include all customers starting in January 2002. The Public Regulation Commission ("PRC"), however, can extend these dates by one year if necessary. Rural electric cooperatives and municipal electric systems have the option not to participate in the competitive market.

Residential and small business customers who do not select a power supplier in the open market can buy their electricity through their local utility through a "standard offer" whereby the local distribution utility will purchase power supplies through a competitive process approved by the PRC. The local distribution utility system and related services such as billing and metering will continue to be regulated by the PRC, while the interstate transmission system will remain subject to Federal regulation.

The law does not require utilities to divest their generating plants, but requires unregulated activities to be separated from the regulated activities through creation of at least two separate corporations.

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

The law also provides for sharing of stranded costs between utility shareholders and customers, allowing utilities to recover at least half of such stranded costs. Stranded costs are defined in the law to include nuclear decommissioning costs, regulatory assets, leases and other costs recognized under existing regulation. Utilities could be allowed to recover more than half of their stranded costs if they meet the criteria specified in the law. Stranded costs will be recovered from customers over a five-year period. Utilities will also be allowed to recover through 2007 all transition costs reasonably incurred to comply with the new law.

The law, however, does not provide a guaranteed rate cut for residential customers. Electric rates during the transition to competition will be set by the PRC. The Company has a rate case pending before the PRC, which will likely result in a rate reduction. On April 6, 1999, the New Mexico Supreme Court issued its mandate in the rate case appeal officially returning the case to the PRC for further proceedings consistent with the Supreme Court's opinion. (See "Electric Rate Case" in Item 5, "Other Events" in the Current Report on Form 8-K dated March 30, 1999.)

The Company is required to file a transition plan with the PRC by March 1, 2000. The transition plan must include proposals for: (i) implementing customer choice and open access to the Company's transmission and distribution system; (ii) separating regulated and non-regulated business activities; (iii) recommended rates for distribution, transmission and related services; (iv) competitive procurement process for standard offer; and (v) proposed charges for the recovery of stranded costs and transition costs.

Due to uncertainties surrounding the stranded costs that the Company will be allowed to recover, the Company is currently unable to determine the ultimate financial impact the new law will have on the Company.

Annual Stockholders Meeting

As previously reported on the cover of the Company's 1998 Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") on March 8, 1999, the date of the Company's annual meeting of stockholders will be June 8, 1999. This means that the deadline under SEC rules for receipt of any proposal for possible inclusion in the 1999 proxy statement became "a reasonable time before the Company begins to print and mail its proxy materials".







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
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Public Service Company of New Mexico
                                      ------------------------------------
                                                 (Registrant)



Date:  April 14, 1999                         /s/ Donna M. Burnett
                                      -----------------------------------
                                            Donna M. Burnett
                                            Vice President, Corporate
                                            Controller and Chief
                                            Accounting Officer




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